U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 24, 2005


                      URBAN TELEVISION NETWORK CORPORATION
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             (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
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                     (Registrant's former name and address)

Section 5 - Corporate Governance and Management


Item 5.02  Departure of Directors or Principal Officers

     (a) On May 20,  2005,  Dr.  Ajibike  Olukunle  Akinkoye  resigned  as Chief
Executive Officer of the Company and Jacob R. Miles III, Executive Vice President was appointed to the position of Chief Executive Officer. Mr. Miles is also currently President of Grapevine Entertainment Services and Production, Inc., which position he has held since 2002. Prior to 2002, Mr. Miles served as President and CEO of Urban Cool Network, Inc., an Internet Portal targeted at the Urban Community from 1997 to 2002. Mr. Miles has also served as President of the Dallas-Fort Worth chapter of the National Association of Minorities in Cable. He is a past engineering and operations executive with General Mills Toy & Entertainment Group and Tonka Toys/Hasbro, respectively.


     (b) On May 20, 2005, Sandra Pate was appointed to the position of Executive Vice President of the Company. Her television career began in 1991 at Twentieth Television as executive assistant to the Sr. Vice President of Business And Legal Affairs. She then became Manager of Current Programming at Fox
Broadcasting Company in 1993 where she was assigned responsibilities for primetime situation Comedies and dramas including, "Martin", "Living Single", "New York Undercover", And other shows on the Fox lineup. For the past eight years since 1997, she has Been President of Entertainment & Talent Consultants, Inc., a company she created To assist recording artists, novelists, visual artists, and other creative talent.



 Item 9.01 Financial Statements and Exhibits.


(c)      Exhibits.

(99)     Urban Televison Network Corporation New Release dated May 24, 2005.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Urban Television Network Corporation
Dated: May 24, 2005
                                             /s/ Randy Moseley
                                            ------------------------------------
                                            By: Randy Moseley
                                            Title: Chief Financial Officer